EXHIBIT 31.2

CERTIFICATION

I, Richard J. Nicholas, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of UIL Holdings Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2014	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer